The Gabelli	250 Royall Street, Suite V
Multimedia Trust Inc.	Canton MA 02021
Information Agent:
Morrow & Co., LLC
Telephone 800 969 2372

Account:	12345678901234
Subscription Rights:	12345678901234

THE GABELLI MULTIMEDIA TRUST INC. SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON SHARES

OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON JULY 18, 2014 (“Expiration Date”)

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.

As the registered owner of the Subscription Certificate you are entitled to subscribe for the number of shares of common stock (the “Common Shares”) of The Gabelli Multimedia Trust Inc. (the “Fund” or “The Gabelli Multimedia Trust”) pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each Common Share specified in the Prospectus Supplement relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus Supplement. Under the over-Subscription Privilege, additional common shares may be purchased by a Rights holder if such shares are available and the holder’s Primary Subscription Rights have been fully exercised to the extent possible. The Board of Directors has the right in its absolute discretion to eliminate the Over-Subscription Privilege with respect to the over-subscription shares if it considers it to be in the best interest of the Fund to do so. The Board of Directors may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.

Registered owners of the Fund’s Common Shares will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. Confirmation statements for primary and over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected.

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to The Gabelli Multimedia Trust will be accepted, except that holders of Rights who are residents of Canada may make payment in United States dollars by check drawn on a bank located in Canada. Please reference your rights card control number on your check.

The registered owner of this Subscription Certificate named above, or assigns, is entitled to the number of Rights shown below to subscribe for Common Shares of The Gabelli Multimedia Trust, in the ratio of one Common Share for each three Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Common Share specified in the Prospectus Supplement relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus Supplement. Under this over-Subscription Privilege, additional shares may be purchased by a Record Date Shareholder if such shares are available, and the owner’s Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Registered owners of the Fund’s Common Shares will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right, three Rights and the Subscription Price are required for each Common Share. To subscribe for additional Common Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Common Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of $9.00 per Common Share must accompany the Subscription Certificate.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Fund’s Prospectus Supplement. Additional copies of the Prospectus Supplement are available upon request from the information agent, Morrow & Co., LLC, at (800) 969-2372 (call toll-free). You are encouraged to contact Morrow & Co., LLC if you have any questions concerning this Rights Offering.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	BBX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

01V48B

To subscribe for your primary shares please complete line “A” on the card below. If you are not subscribing for your full Primary Subscription, check box “D” below and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales. To subscribe for any over-subscription shares please complete line “B” below.

Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares must accompany this subscription. Please reference your rights card control number on your check.

If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Common Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Shareholder has indicted an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE FUND’S PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, MORROW & CO., LLC BY CALLING TOLL-FREE AT (800) 969-2372.

Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:

Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street
Providence, RI 02940-3011	Suite V
Canton, MA 02021

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

A. Exercise of Primary Subscription Rights (3 Rights = 1 share)					D. Sell any Unexercised Remaining Rights ☐ (Please sign form on front)
(no. of shares)	x	$9.00 per share (Subscription Price)	=	$ (Cost for Primary Subscription Shares payable in United States Dollars)	E. Deliver a certificate representing Unexercised Rights to the Assignee at the address in Section 1 F. Transfer Rights to the Transferee designated in Section 2
B. Exercise Over-Subscription Privilege*					SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:
	x	$9.00 per share	=	$
(no. of shares)		(Subscription Price)		(Cost for Over- Subscription Shares payable in United States Dollars)	Print full name of Assignee and Social Security Number
Print Full Address

* The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised in full, and may only be exercised by Record Date Shareholders, as described in the Prospectus Supplement. Over-Subscriptions may not be accepted by the Fund and are subject to pro rata reductions.

Signature(s) of Assignor(s)

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm):

Guaranteed by (signature/title):

C. Total Amount Enclosed:			=	$ (Cost for Total Subscription Shares payable in United States Dollars)

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Fund may exercise any of the remedies provided for herein or in the Prospectus Supplement.

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement.
Print full name of Assignee and Social Security Number
Address for delivery of certificate representing Unexercised Rights

If permanent change of address, check here: ☐
Daytime telephone number: ( )
Evening telephone number: ( )
Email address:

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.